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                                                                    EXHIBIT 21.1

                   Hawker Pacific Aerospace - 1999 Form 10-K
                   Exhibit 21 - Subsidiaries of Registrant

Registrant has one wholly-owned subsidiary, Hawker Pacific Aerospace Ltd., which is located and incorporated in the United Kingdom.